                                                                     EXHIBIT 4.2

                       FIRST AMENDMENT TO CREDIT AGREEMENT

            THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of December 22, 2005 (this "Agreement"), is made by and among Wellman, Inc., a Delaware corporation ("Wellman"), Prince, Inc., a Delaware corporation ("Prince"), Wellman of Mississippi, Inc., a Delaware corporation ("Wellman Mississippi"), Carpet Recycling of Georgia, Inc., a Georgia corporation ("Carpet"), ALG, Inc., a Delaware corporation ("ALG"), PermaClear East Incorporated, a Delaware corporation ("PermaClear"), PTA Resources, LLC, a Delaware limited liability company ("PTA Resources"), Wellman Resins, LLC, a Delaware limited liability company ("Resins") and Fiber Industries, Inc., a Delaware corporation ("Fiber" and, together with Wellman, Prince, Wellman Mississippi, Carpet, ALG, PermaClear, PTA Resources and Resins, each individually referred to herein as a "Borrower" and collectively as "Borrowers" with Wellman acting in its capacity as Funds Administrator for the Borrowers), each of the undersigned Lenders and Deutsche Bank Trust Company Americas, acting in its capacity as administrative agent (the "Administrative Agent") and collateral agent ("Collateral Agent") for the Lenders hereunder (in its capacities as Administrative Agent and Collateral Agent, the "Agent").

                              W I T N E S S E T H:

            WHEREAS, the Borrowers, the Agent and certain financial institutions parties thereto (each, a "Lender"; collectively, the "Lenders") are parties to that certain Credit Agreement dated as of February 10, 2004 (as in effect from time to time, the "Credit Agreement").

            WHEREAS, the Borrowers have requested certain amendments to the Credit Agreement, and the Agent and the Lenders are willing to effect such amendments.

            NOW, THEREFORE, in consideration of the recitals herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Credit Agreement, as amended hereby.

SECTION 2. AMENDMENTS TO CREDIT AGREEMENT

      (a) SECTION 1.1 -- DEFINITIONS. Section 1.1 of the Credit Agreement is amended as follows:

            (I) APPLICABLE MARGIN. The definition of "Applicable Margin" is hereby amended by (A) inserting the clause "or the Leverage Certificate that is required to be delivered pursuant to Section 7.1(i)" immediately after the clause "the financial statements that are required to be delivered pursuant to Section 7.1(b)" and (B) inserting the phrase "or Leverage Certificate" immediately after the phrase "such financial statements".

            (II) APPLICABLE MARGIN PERIOD. The definition of "Applicable Margin Period" is hereby amended by deleting such definition in its entirety and replacing it with the following definition:

            "'Applicable Margin Period' shall mean each period which shall commence on the first Business Day of each March, June, September and December (each such day, a "Start Date") following delivery of
            (a) with respect to the Applicable Margin Periods beginning in June, September and December, the financial statements and compliance certificate pursuant to Section 7.1(b) relating to the most recently ended Fiscal Quarter and (b) with respect to the Applicable Margin Periods beginning in March, a Leverage Certificate relating to the most recently ended Fiscal Quarter. The Applicable Margin Period shall end, in each case, on the earlier of (i) the day immediately preceding the Start Date of the next Applicable Margin Period or
            (ii) the Expiration Date; provided that the first Applicable Margin Period shall commence on the first Business Day of the month following the delivery of the financial statements in respect of the Fiscal Quarter ending on March 31, 2005."

            (III) INTERCOMPANY INDEBTEDNESS. The definition of "Intercompany Indebtedness" is hereby amended by deleting "8.3(d)" where it appears in such definition and replacing it with "8.3(c)".

            (IV) INTEREST PERIOD. The definition of "Interest Period" is hereby amended by deleting the parenthetical "(and if available to all Lenders, nine or twelve)" and inserting the parenthetical "(and other longer or shorter periods if available to all Lenders)" immediately after the words "six months".

            (v) RESPONSIBLE OFFICER. The definition of "Responsible Officer" is hereby amended by deleting such definition in its entirety and replacing it with the following definition:

            "'Responsible Officer' means the controller, chief financial officer, treasurer, assistant treasurer, chief accounting officer or any other similar financial officer or position."

            (VI) START DATE. The definition of "Start Date" is hereby amended by deleting such definition in its entirety and replacing it with the following definition:

            "'Start Date' shall have the meaning ascribed to such term in the definition of Applicable Margin Period."

            (VII) LEVERAGE CERTIFICATE. The following definition is hereby inserted alphabetically in Section 1.1:

      "'Leverage Certificate' means a certificate signed by a Responsible Officer of Wellman in the form of Exhibit F."

      (b) SECTION 2.4(e) -- MANDATORY PAYMENTS; MANDATORY REDUCTIONS OF COMMITMENTS. Section 2.4(e) of the Credit Agreement is hereby amended by inserting after the clause "On the Business Day on which any Asset Sale occurs" the clause "which decreases the Eligible Inventory and/or Eligible Accounts Receivable amounts that are included in computation of the Borrowing Base".

      (c) SECTION 7.1 -- FINANCIAL INFORMATION. Section 7.1 of the Credit Agreement is amended as follows:

            (i) SECTIONS 7.1(b), 7.1(c) AND 7.1(f). Sections 7.1(b), 7.1(c) and
      7.1(f) are hereby amended by deleting the phrase "the chief accounting officer or chief financial officer" where it appears in each such section and inserting in its place in each such section the phrase "a Responsible Officer".

            (II) SECTIONS 7.1(h) AND (i). Section 7.1(h) is hereby amended by deleting the word "and" found at the end of such section, and Section 7.1(i) is hereby redesignated as Section 7.1(j).

            (III) SECTION 7.1(i). The following is added as the new Section 7.1(i) immediately after Section 7.1(h):

                  "(i) as soon as available but in no event later than the Business Day preceding the Start Date occurring each March, a Leverage Certificate duly certified by a Responsible Officer of Wellman; and".

      (d) SECTION 8.2 -- CAPITAL EXPENDITURES. Section 8.2 of the Credit Agreement is amended as follows:

            (i) SECTION 8.2(d). Section 8.2(d) is hereby amended by deleting the amount "$50 million" where it appears in such section and replacing it with the amount "$65 million".

            (II) SECTION 8.2(e) AND 8.2(f). Section 8.2(e) is hereby amended by deleting the phrase "270 days" where it appears in such section and replacing it with the phrase "365 days" and by deleting the parenthetical phrase "(whether due to application of a deductible or otherwise)". The following is added immediately after Section 8.2(e) as Section 8.2(f):

            "(f) In addition to the foregoing, to the extent that Wellman or any Subsidiary suffers a Casualty Loss (without regard to the minimum threshold requirement in Section 7.8) on property or assets which are insured (without regard to the deductible or otherwise), Wellman or such Subsidiary may incur Capital Expenditures to repair or replace such assets within 365 days of such Casualty Loss."

      (e) SECTION 8.3 -- ADDITIONAL INDEBTEDNESS. Section 8.3(c) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in its place:

            "(c) subject to Section 8.9(f), a Borrower and its Subsidiaries may incur and remain liable with respect to Intercompany Indebtedness, subject to no Lien held by any Person other than a Borrower or a Subsidiary Guarantor or a Lien permitted by this Credit Agreement, provided, however, that all Intercompany Indebtedness owed by the Borrowers and/or any of the Subsidiary Guarantors, on the one hand, to the Subsidiaries which are not Credit Parties, on the other, incurred under this clause (c) shall be Subordinated Indebtedness;".

      (f) SECTION 8.5 -- SALE OF ASSETS. Section 8.5 is hereby amended by redesignating clause (d) therein as clause (e) and inserting the following in such section as the new clause (d):

            "(d) any disposition of assets or property which, in the reasonable judgment of such Borrower, is uneconomical, obsolete, worn out or no longer useful in such Borrower's or such Subsidiary's business;".

      (g) SECTION 8.9 -- INVESTMENTS. Section 8.9(f) is hereby amended by deleting such section in its entirety and replacing it with the following:

            "(f) So long as no Default or Event of Default has occurred and is continuing, (i) Investments consisting of intercompany loans by any Credit Party to any Foreign Subsidiary made after the Closing Date in an amount not in excess of $15.0 million in the aggregate at any time outstanding, (ii) Investments other than intercompany loans made by any Credit Party in any Foreign Subsidiary after the Closing Date in an amount not in excess of $5.0 million in the aggregate at any time outstanding and (iii) Investments by any Credit Party in any Foreign Subsidiary made after the Closing Date in an amount not to exceed the amount of cash received by Credit Parties (whether as a return of capital, dividend, loan, interest or otherwise, but excluding trade payables or proceeds of asset sales between any Credit Party and any Foreign Subsidiary) from any Foreign Subsidiaries after the Closing Date but without duplication of amounts already credited in determining the amount of loans or other Investments permitted under clauses (i) and (ii) of this Section 8.9(f);".

      (h) SECTION 8.17 -- VOLUNTARY PREPAYMENT OF DEBT. Section 8.17 is hereby amended by inserting the word "and" before the phrase "(y) Average Normalized Availability" and deleting the clause "and (z) the Pearl River Project is complete and substantially all Capital Expenditures required to be made in connection therewith have been paid".

      (i) SECTION 9.1 -- EVENTS OF DEFAULT. Section 9.1(b) is hereby amended by inserting the phrase "7.1(i)," immediately after the phrase "excluding Sections". Section 9.1(c) is hereby amended by inserting the phrase "7.1(i) or Section" immediately in front of the phrase "9.1(a) or (b) above".

      (j) SECTION 10.4, 10.10 AND 11.10 -- SUPER MAJORITY LENDERS.

            (i) SECTION 10.4. Section 10.4 is hereby amended by deleting the phrase "the Super Majority Lenders or" where it appears in such section.

            (II) SECTION 10.10. Section 10.10 is hereby amended by deleting the phrases "or the Super Majority Lenders, as the case may be," and "or Super Majority Lenders" where such phrases appears in such section.

            (III) SECTION 11.10(b). Section 11.10(b) is hereby amended by deleting clauses (iv) and (v) of such section in their entirety and inserting the following clauses (iv) and (v) in their place:

            (iv) change the percentage of the Commitments, or any minimum requirement necessary for the Lenders or the Majority Lenders to take any action hereunder; (v) amend or waive this Section 11.10, or change the definition of Majority Lenders;

            (IV) SECTION 11.10(c). Section 11.10(c) is hereby amended by (A) deleting the phrase "Super Majority Lenders" where it appears in clause
      (i) of such section and replacing it with the phrase "Majority Lenders" and (B) deleting the text of clause (ii) and replacing such text with the word "[Reserved.]"

      (k) EXHIBIT F -- LEVERAGE CERTIFICATE. The form of Leverage Certificate attached to this Agreement as Exhibit B is hereby added to the Credit Agreement as Exhibit F.

SECTION 3. REPRESENTATIONS AND WARRANTIES

      3.1. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and the Lenders to enter into this Agreement, the Borrowers hereby represent and warrant to the Agent and the Lenders, in each case after giving effect to this Agreement, as follows:

            (a) POWER AND AUTHORITY. Each Borrower has the power and authority to execute, deliver and perform this Agreement and, in the case of each Borrower and each Credit Party, all agreements, documents and instruments executed and delivered pursuant to this Agreement and each Borrower and each Credit Party has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and all agreements, documents and instruments executed and delivered by it pursuant to this Agreement, as the case may be.

            (b) BINDING OBLIGATION. This Agreement has been duly executed and delivered by each Borrower and the Acknowledgement and Consent (as hereinafter defined) has been duly executed by each Subsidiary Guarantor, and such documents are the legal, valid and binding obligation of each such entity a party thereto, enforceable against such entity in accordance with its terms, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            (c) INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM THE CREDIT AGREEMENT. After giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the Effective Date as though made on such date, except to the extent that such representations and warranties are expressly made as of a specific date (in which event such representations and warranties shall have been true and correct in all material respects on and as of such specified date).

            (d) NO VIOLATION OR CONFLICT. Neither execution, delivery and performance of this Agreement nor the transactions contemplated hereby will (i) contravene in any material respect any Requirement of Law, (ii) conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the properties or assets of any Borrower or any Subsidiary pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, to which a Borrower or any Subsidiary is a party or by which it or any of its property or assets is bound or to which it may be subject, except for any such conflict, breach or Lien which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or (iii) will violate or conflict with the Governing Documents of any Credit Party.

            (e) NO ADDITIONAL CONSENTS REQUIRED. No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority or other Person is required in connection with the execution, delivery and performance of this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement other than those obtained and in full force and effect.

            (f) ABSENCE OF DEFAULT. No Default or Event of Default will exist or be continuing.

            (g) GOOD STANDING. On the Effective Date, each Credit Party is a duly organized and validly existing entity in good standing in its jurisdiction of incorporation or formation.

SECTION 4. CONDITIONS PRECEDENT

      4.1. CONDITIONS TO EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective upon the date when each of the following conditions precedent have been satisfied (the "Effective Date"):

            (a) EXECUTION AND DELIVERY OF AGREEMENT. Each Borrower, the Administrative Agent and the Majority Lenders shall have executed and delivered this Agreement.

            (b) ACKNOWLEDGEMENT AND CONSENT. The Administrative Agent shall have received an acknowledgement and consent dated the Effective Date in the form of Exhibit A attached hereto (the "Acknowledgement and Consent"), duly executed and delivered by each Subsidiary Guarantor.

            (c) NO DEFAULTS. After giving effect to this Agreement, no Default or Event of Default under the Credit Agreement shall have occurred and be continuing.

            (d) REPRESENTATIONS AND WARRANTIES. After giving effect to this Agreement, the representations and warranties of the Borrower and the other Credit Parties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the Effective Date as though made on such date, except to the extent that such representations and warranties are expressly made as of a specific date (in which event such representations and warranties shall have been true and correct in all material respects on and as of such specified date).

      4.2 ADDITIONAL CONDITIONS TO EFFECTIVENESS OF SECTION 2(j). Section 2(j) of this Agreement shall, notwithstanding the prior effectiveness of the Agreement, become effective only if all Lenders shall have executed and delivered this Agreement.

SECTION 5. MISCELLANEOUS

      5.1. MISCELLANEOUS. The parties hereto hereby further agree as follows:

            (a) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Agreement to produce more than one (1) such counterpart.

            (b) HEADINGS. Headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

            (c) INTEGRATION. This Agreement, the other agreements and documents executed and delivered pursuant to this Agreement and the Credit Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

            (d) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND THE RIGHTS AND DUTIES OF THE FUNDS ADMINISTRATOR, THE BORROWERS, THE AGENT, EACH ISSUING BANK AND THE LENDERS UNDER THIS AGREEMENT AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

            (e) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by each Borrower, the Agent and the Lenders and their respective successors and assigns. Except as expressly set forth to the contrary herein, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the each Borrower, the Agent and the Lenders and their respective successors and permitted assigns.

            (f) LIMITATIONS. Except as expressly provided herein, the execution and delivery of this Agreement shall not: (a) constitute an extension, modification, or waiver of any aspect of the Credit Agreement or the other Credit Documents; (b) extend the terms of the Credit Agreement or the due date of any of the Obligations; (c) give rise to any obligation on the part of the Agent and the Lenders to extend, modify or waive any term or condition of the Credit Agreement or any of the other Credit Documents; or (d) give rise to any defenses or counterclaims to the right of the Agent and the Lenders to enforce its or their rights and remedies under the Credit Agreement and the other Credit Documents.

            (g) REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT. The parties hereto agree and acknowledge that nothing contained in this Agreement in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Credit Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) and each of the other Credit Documents remain and continue in full force and effect and are hereby ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any rights, power or remedy of the Lenders or the Agent under the Credit Agreement or any other Credit Document, nor constitute an amendment of any provision of the Credit Agreement or any other Credit Document. On and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Credit Agreement in the Credit Documents and all other documents delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. Each Borrower acknowledges and agrees that this Agreement constitutes a "Credit Document" for purposes of the Credit Agreement. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with Section 11.10 of the Credit Agreement.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                      BORROWERS:

                                      WELLMAN, INC.,
                                      a Delaware corporation, individually, as a Borrower and as Funds Administrator

                                      By:/s/ Keith R. Phillips

                                      Title: Chief Financial Officer

                                      PRINCE, INC., as a Borrower

                                      By: /s/ Keith R. Phillips
                                          ---------------------
                                      Title: President

                                      WELLMAN OF MISSISSIPPI, INC.,
                                      as a Borrower

                                      By: /s/ Keith R. Phillips
                                          ---------------------
                                      Title: Vice President

                                      CARPET RECYCLING OF GEORGIA,
                                      INC.,
                                      as a Borrower

                                      By: /s/ Keith R. Phillips
                                          ---------------------
                                      Title: Vice President

             Signature Page to First Amendment to Credit Agreement

                                      ALG, INC.,
                                      as a Borrower

                                      By: /s/ Keith R. Phillips
                                          ---------------------
                                      Title: Vice President

                                      PERMACLEAR EAST INCORPORATED,
                                      as a Borrower

                                      By: /s/ Keith R. Phillips
                                          ---------------------
                                      Title: Vice President

                                      FIBER INDUSTRIES, INC.,
                                      as a Borrower

                                      By: /s/ Keith R. Phillips
                                          ---------------------
                                      Title: Vice President

                                      WELLMAN RESINS LLC,
                                      as a Borrower

                                      By: /s/ Keith R. Phillips
                                          ---------------------
                                      Title: Vice President

                                      PTA RESOURCES, LLC,
                                      as a Borrower

                                      By: /s/ Keith R. Phillips
                                          ---------------------
                                      Title: Vice President

              Signature Page to First Amendment to Credit Agreement

                                      AGENT:

                                      DEUTSCHE BANK TRUST COMPANY
                                      AMERICAS, as a Lender, Administrative
                                      Agent and Collateral Agent

                                      By: /s/ Frank Fazio
                                          ---------------
                                      Title: Director

              Signature Page to First Amendment to Credit Agreement

                                      LENDERS:

                                      JP Morgan Chase Bank, NA

                                      By: /s/ James H. Ramage
                                          -------------------
                                      Title: Managing Director

                                      LENDERS:

                                      General Electric Capital Corporation

                                      By: /s/ Marie G. Mollo
                                          ------------------
                                      Title:  Duly Authorized Signatory

                                      LENDERS:

                                      LASALLE BUSINESS CREDIT, LLC

                                      By: /s/ Steven Friedlander
                                          ----------------------
                                      Title:  Senior Vice President

                                      LENDERS:

                                      PB Capital Corporation

                                      By:  /s/ Tyler J. McCarthy
                                           ---------------------
                                      Title:  Vice President

                                      By:  /s/ Kevin M. Higgins
                                           --------------------
                                      Title: Assistant Vice President

                                      LENDERS:

                                      CONGRESS FINANCIAL CORPORATION

                                      BY: /s/ Barry Felker
                                          ----------------
                                      Title: Associate

                                      LENDERS:

                                      WELLS FARGO FOOTHILL, LLC

                                      By:  /s/ Yelenda Kravshuk
                                           --------------------
                                      Title: Assistant Vice President

              Signature Page to First Amendment to Credit Agreement

                                      LENDERS:

                                      GMAC COMMERCIAL FINANCE LLC

                                      By: /s/ Thomas Brent
                                          ----------------
                                      Title: Director

                                      LENDERS:

                                      Merill Lynch Capital, a division of
                                      Merrill Lynch Business Financial Services
                                      Inc.

                                      By: /s/ Ed Shuster
                                          --------------
                                      Title: Assistant Vice President

                                      LENDERS:

                                      PNC BANK, NATIONAL ASSOCIATION

                                      By: /s/ John Cunningham
                                          -------------------
                                      Title:  Vice President

                                      LENDERS:

                                      ALLIED IRISH BANK, PLC

                                      By: /s/ Martin Chin
                                          ---------------
                                      Title: Senior Vice President

                                      LENDERS:

                                      WEBSTER BUSINESS CREDIT
                                      CORPORATION

                                      By: /s/ Bradford Mitch
                                          ------------------
                                      Title: Vice President

                  Signature Page to First Amendment to Credit Agreement

                                   EXHIBIT A

                                     FORM OF
                           ACKNOWLEDGMENT AND CONSENT

      The undersigned entities, constituting Subsidiaries of the Borrowers (each, a "Subsidiary Guarantor"), hereby (a) acknowledge that they have reviewed the terms and provisions of (i) the Credit Agreement dated as of February 10, 2004 (as amended, the "Agreement"), by and among Wellman, Inc. ("Wellman"), Prince, Inc. ("Prince"), Wellman of Mississippi, Inc. ("Wellman Mississippi"), Carpet Recycling of Georgia, Inc. ("Carpet"), ALG, Inc. ("ALG"), PermaClear East Incorporated ("PermaClear"), PTA Resources, LLC ("PTA Resources"), Wellman Resins, LLC ("Resins") and Fiber Industries, Inc. ("Fiber" and, together with Wellman, Prince, Wellman Mississippi, Carpet, ALG, PermaClear, PTA Resources and Resins, each individually referred to herein as a "Borrower" and collectively as "Borrowers" with Wellman acting in its capacity as Funds Administrator for the Borrowers), the financial institutions party thereto as Lenders and Deutsche Bank Trust Company Americas, acting in its capacity as administrative agent (the "Administrative Agent") and collateral agent ("Collateral Agent") for the Lenders hereunder (in its capacities as Administrative Agent and Collateral Agent, the "Agent") and (ii) the First Amendment to Credit Agreement (the "Amendment") and (b) consent to the amendment of the Agreement pursuant to the Amendment and the other matters contemplated under the Amendment.

      Each Subsidiary Guarantor hereby acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or affected by the execution or effectiveness of the Amendment. Each Subsidiary Guarantor represents and warrants that all representations and warranties applicable to it contained in the Agreement as amended by this Amendment and the Credit Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the Effective Date (except to the extent that such representations and warranties are expressly made as of a specific date, in which event such representations and warranties shall have been true and correct in all material respects on and as of such specified date).

      Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in the Amendment, each Subsidiary Guarantor is not required by the terms of the Agreement or any other Credit Document to consent to the amendment of the Agreement effected pursuant to the Amendment and (ii) nothing in the Agreement or the Amendment or any other Credit Document shall be deemed to require the consent of any Subsidiary Guarantor to any future amendment of the Agreement or any other Credit Document.

                            [SIGNATURE PAGE FOLLOWS]

                                   Exhibit A

      IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Acknowledgement and Consent to First Amendment to Agreement to be duly executed and delivered by its proper and duly authorized officer as of the ___th day of December, 2005.

                                      WAREHOUSE ASSOCIATES, INC. USA

                                      By: /s/ Keith R. Phillips
                                          ---------------------
                                      Name: Keith Phillips
                                      Title:  Vice President & Treasurer

                                      FINWELL, INC.

                                      By: /s/ Keith R. Phillips
                                          ---------------------
                                      Name: Keith Phillips
                                      Title:  Director & President

                                      MRF, INC.

                                      By: /s/ Keith R. Phillips
                                          ---------------------
                                      Name: Keith Phillips
                                      Title:  Vice President & Treasurer

                                      JOSDAV INC.

                                      By: /s/ Keith R. Phillips
                                          ---------------------
                                      Name: Keith Phillips
                                      Title:  Vice President & Treasurer

                 Signature Page to Acknowledgement and Consent

                                      FIISB, INC.

                                      By: /s/ Keith R. Phillips
                                          ---------------------
                                      Name: Keith Phillips
                                      Title:  Vice President

                                      MED RESINS, INC.

                                      By: /s/ Keith R. Phillips
                                          ---------------------
                                      Name: Keith Phillips
                                      Title:  President

                                      WELLMAN EXPORTS V.I.

                                      By: /s/ Keith R. Phillips
                                          ---------------------
                                      Name: Keith Phillips
                                      Title:  Treasurer

                  Signature Page to Acknowledgement and Consent

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                                    EXHIBIT B

                          FORM OF LEVERAGE CERTIFICATE

            This Leverage Certificate is given by Wellman, Inc. for itself and its Subsidiaries ("Wellman") pursuant to Section 7.1(i) of that certain Credit Agreement, dated as of February 10, 2004, among Wellman, the other Borrowers named therein, the Lenders signatory thereto from time to time, and Deutsche Bank Trust Company Americas, as Agent (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

            The undersigned is duly authorized to execute and deliver this Leverage Certificate on behalf of Borrowers. By executing this Leverage Certificate such officer hereby certifies to Agent and Lenders that the Leverage Ratio for the Fiscal Quarter ending December 31, [____], is ____, and the Applicable Margins shall be calculated using Level ___.

            IN WITNESS WHEREOF, Wellman has caused this Leverage Certificate to be executed by its ________________________ this _______ day of _____________.

                                  WELLMAN, INC.

                                  By:___________________________________________

                                  its:__________________________________________

                                   Exhibit B